   As filed with the Securities and Exchange Commission on November 19, 1999

                                                      Registration No. 333-89343
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         ALEXION PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                   13-3648318
 (State or Other Jurisdiction      (I.R.S. Employer
              of                Identification Number)
Incorporation or Organization)

                           --------------------------

                                25 SCIENCE PARK
                              NEW HAVEN, CT 06511
                                 (203) 776-1790
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                         ------------------------------

                               LEONARD BELL, M.D.
                         ALEXION PHARMACEUTICALS, INC.
                                25 SCIENCE PARK
                              NEW HAVEN, CT 06511
                                 (203) 776-1790
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                         ------------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

            MERRILL M. KRAINES, ESQ.                            DAVID R. KING, ESQ.
           LAWRENCE A. SPECTOR, ESQ.                           MICHAEL J. SHIM, ESQ.
          FULBRIGHT & JAWORSKI L.L.P.                       MORGAN, LEWIS & BOCKIUS LLP
                666 FIFTH AVENUE                                 1701 MARKET STREET
            NEW YORK, NEW YORK 10103                      PHILADELPHIA, PENNSYLVANIA 19103
                 (212) 318-3000                                    (215) 963-5000

                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                           --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth Alexion Pharmaceuticals, Inc. (the "Company") estimates (other than the SEC registration fee, NASD filing fee and Nasdaq listing fee) of the expenses in connection with the issuance and distribution of the shares of common stock being registered.


SEC registration fee........................................  $ 12,643.00
NASD filing fee.............................................  $  4,291.46
Nasdaq listing fee..........................................  $ 17,500.00
Legal fees and expenses.....................................  $190,000.00
Accounting fees and expenses................................  $ 75,000.00
Printing expenses...........................................  $150,000.00
Miscellaneous expenses......................................  $ 25,565.54
                                                              -----------
    Total:..................................................  $475,000.00
                                                              ===========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Section EIGHTH of the Company's Certificate of Incorporation, as amended (the "Certificate") provides that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Section NINTH of the Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.


1.1 Form of Purchase Agreement.



5.1 Opinion of Fulbright & Jaworski L.L.P. regarding legality.



23.1 Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).


23.2 Consent of Arthur Andersen LLP, Independent Auditors.


24.1 Power of Attorney (included on signature page).*



    *   Previously filed.


    (b) Financial Statement Schedules.

None.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
       Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW HAVEN AND STATE OF CONNECTICUT ON THE 19TH DAY OF NOVEMBER, 1999.


                                                       ALEXION PHARMACEUTICALS, INC.

                                                       By:               /s/ LEONARD BELL
                                                            -----------------------------------------
                                                                        Leonard Bell, M.D.
                                                               PRESIDENT, CHIEF EXECUTIVE OFFICER,
                                                                     SECRETARY AND TREASURER





Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                                                       President, Chief Executive
                  /s/ LEONARD BELL                       Officer, Secretary,
     -------------------------------------------         Treasurer and Director     November 19, 1999
                 Leonard Bell, M.D.                      (principal executive
                                                         officer)

                                                       Executive Vice President
                 /s/ DAVID W. KEISER                     and Chief Operating
     -------------------------------------------         Officer (principal         November 19, 1999
                   David W. Keiser                       financial officer)

                                                       Vice President of Finance
                          *                              and Administration
     -------------------------------------------         (principal accounting      November 19, 1999
                    Barry P. Luke                        officer)

                          *
     -------------------------------------------       Chairman of the Board of     November 19, 1999
                John H. Fried, Ph.D.                     Directors

                          *
     -------------------------------------------       Director                     November 19, 1999
                  Jerry T. Jackson

                          *
     -------------------------------------------       Director                     November 19, 1999
            Joseph A. Madri, Ph.D., M.D.

                          *
     -------------------------------------------       Director                     November 19, 1999
              Leonard Marks, Jr., Ph.D.

                          *
     -------------------------------------------       Director                     November 19, 1999
                   Max Link, Ph.D.

                          *
     -------------------------------------------       Director                     November 19, 1999
                   Eileen M. More

                          *
     -------------------------------------------       Director                     November 19, 1999
                  R. Douglas Norby

                          *
     -------------------------------------------       Director                     November 19, 1999
                   Alvin S. Parven


*By:                    /s/ LEONARD BELL
             --------------------------------------
                       Leonard Bell, M.D.
                       AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                             EXHIBIT
---------------------                     -------

         1.1            Form of Purchase Agreement.

         5.1            Opinion of Fulbright & Jaworski L.L.P.

        23.1            Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

        23.2            Consent of Arthur Andersen LLP, Independent Auditors.

        24.1            Power of Attorney (included in signature page).*



    *   Previously filed.